                                                                    Exhibit 10.9
                                                                    ------------

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of June 26, 1999, by and between IFX CORPORATION, a Delaware corporation ("IFX" and, collectively with its subsidiaries, "Employer"), and JOSE LEIMAN ("Employee").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Employer desires to employ Employee on the terms and subject to the conditions set forth herein; and

     WHEREAS, Employee has had an opportunity to review the terms and conditions of this Agreement, to negotiate the terms hereof and to engage legal counsel on his behalf if he so desires.

     NOW THEREFORE, in consideration of Employer's employment of Employee, the terms, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer, intending to be legally bound, hereby agree as follows:

     1.   Employment.  Employer hereby agrees to employ Employee and Employee
          ----------
agrees to accept such employment upon the terms and conditions herein set forth.

     2.   Employment Period.
          -----------------

          (a) The term of employment hereunder shall commence on July 1, 1999, and shall expire on June 30, 2001.

     3.   Position and Duties.
          -------------------

          (a)  Position. Employee hereby agrees to serve as the Chief Financial
               --------
Officer of IFX. Employee shall devote his best efforts and full business time and attention to the performance of services to Employer in accordance with the terms hereof and as may reasonably be requested by the Board of Directors of Employer (the "Board") or a person or persons designated by the Board. Employer shall retain full direction and control of the means and methods by which Employee performs the above services.

          (b)  Other Activities. During the Employment Period, Employee shall
               ----------------
not engage in any other business or professional activities, either on a full-time or part-time basis, as an employee, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written consent of the Board; provided, however, that nothing herein shall prevent Employee from making and managing personal investments consistent with Sections 10 and 11 of this Agreement, or engaging in professional Bar Association or Accounting Association activities so long as such activities, either singly or in the aggregate, do not interfere with the proper performance of his duties and responsibilities to Employer.

     4.   Compensation.
          ------------

          (a)  Base Salary. Employer shall pay to Employee salary at the rate of
               -----------
US$ 225,000 per year for the period from the date hereof through June 30, 2001 (the "Base Salary"). Payments of Base Salary shall be made in accordance with Employer's generally applicable compensation policies and shall be net of applicable tax withholdings.

          (b)  Bonus Compensation.  In addition to Base Salary, Employee shall
               ------------------
be entitled to receive bonus compensation based on the discretion of the Board Of Directors. (the "Bonus Compensation").

          (c)  Holidays and Vacation Time. Employee shall be entitled to such
               --------------------------
paid holidays as are consistent with Employer's policy for executive employees with respect to such matters as of the date hereof. Employee is entitled to four
(4) weeks of paid vacation per year, accruable monthly, but shall not be entitled to carry-over into a following year any unused vacation time accrued at year end.

          (d)  Other Benefits. Subject to Employer's rules, policies and
               --------------
regulations as in effect from time to time (and subject to applicable eligibility requirements, including a minimum employment period), Employee shall be entitled to all other rights and benefits for which Employee may be eligible under any: (i) group life insurance, disability or accident, death or dismemberment insurance, (ii) medical and/or dental insurance program (90-day minimum employment period, for which Employer will reimburse the COBRA expenses of Employee), (iii) 401(k) benefit plan, or (iv) other employee benefits that Employer may, in its sole discretion, make generally available to employees of Employer of the same level and responsibility as Employee; provided, however, that nothing herein shall obligate Employer to establish or maintain any of such benefits or benefit plans. In addition, the Employee agrees that the Employee's participation in the benefit programs described herein in this Section 4(d) shall be at the Employee's discretion and the cost associated with such participation will be reduced from the Base Salary.

          (e)  Life and Other Insurance. Subject to Employee meeting applicable
               ------------------------
underwriting criteria, Employer will provide term life and such other types of insurance for Employee as shall be agreed upon between Employee and Employer from time to time.

          (f)  Sign-on Bonus. Employer and Employee agree to negotiate in good
               -------------
faith to determine whether Employee is entitled to a sign-on bonus.

     5.   Participation in Stock Plan.
          ---------------------------

          (a)  Stock Plan Benefits. Subject to Employer's rules, policies and
               -------------------
regulations as in effect from time to time (and subject to applicable eligibility requirements, including minimum employment period), Employee will be eligible to receive certain benefits under the IFX Corporation 1998 Stock Option and Incentive Plan or any other stock option plan adopted by IFX (the "Stock Plan"). Employer represents that the shares to be issued under the Stock Plan and on exercise of the options described below have been or will be registered under a Form S-8 filed with the SEC. Benefits under the Stock Plan will be granted in the sole and absolute discretion of the committee administering the Stock Plan and shall be subject to the terms of the Stock Plan, as the same may from time-to-time be amended and/or modified. In addition, the Employee shall receive the stock options described below in this
Section 5.

          (b)  Restrictions on Stock Plan Benefits. No options or other benefits
               -----------------------------------
shall be granted to Employee under the Stock Plan unless, in Employer's judgment based on the advice of its legal counsel, such issuance complies with applicable state and federal securities laws, and other laws and regulations related thereto. All such Stock Plan benefits shall be subject to Employee signing such option agreements or other instruments that Employer deems to be necessary or appropriate and to such other restrictions as are required by the Stock Plan and/or applicable law.

          (c)  Employee Stock Option Package. The Employee shall receive the
               -----------------------------
following IFX stock options under the Stock Plan, which shall be exercisable at:
a) the strike price of US$12 (the "Strike Price") multiplied by b) a multiple (the "Multiple") as described herein.


        Description              Number Of Options           Multiple
      Year 1 Options                  25,000                   1.00
      Year 2 Options                  25,000                   1.25
      Year 3 Options                  25,000                   1.50
      Year 4 Options                  25,000                   1.75


In the absence of a Triggering Event, the stock options issued under this
Section 5(c) will vest in accordance with the following schedule:


            Description                       Vesting Period
          Year 1 Options             12 months from start of employment
          Year 2 Options             24 months from start of employment
          Year 3 Options             36 months from start of employment
          Year 4 Options             48 months from start of employment


Any unvested stock options granted pursuant to this Section 5(c) will become fully vested upon the occurrence of any one of the following triggering events (the "Triggering Events"): (i) employment is terminated by Employer other than for Cause (as defined herein), (ii) Employee terminates employment with Good Reason (as defined herein), (iii) a Change in Control (as defined herein), (iv) the term of employment hereunder expires on June 30, 2001 and a new employment agreement is not entered into by the parties, or (v) death or disability of Employee. On the occurrence of a Triggering Event other than a Change of Control, Employee's options, while vested, may not be exercised any sooner than such options would have been exercisable in the absence of such Triggering Event. On the occurrence of a Change of Control, Employee's options shall vest and be exercisable effective prior to the Change of Control. The stock options will automatically adjust the number of shares subject to options in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. Any unexercised options will be forfeited by Employee in the event that Employee is terminated for Cause (but not if Employee voluntarily terminates with or without Good Reason).


     6.   Termination of Employment.
          -------------------------

          (a)  Permanent Disability. In the event of the Permanent Disability
               --------------------
(as defined below) of Employee, the Company, in its sole discretion, may elect either (i) to the extent feasible consistent with Employee's mental and physical condition and consistent with applicable law, to reassign Employee to other duties within the Company that Employee is able to perform despite his Permanent Disability at the compensation and benefit levels commensurate with Employee's reassigned duties, unless that compensation level is less than the amount payable in the event of a termination pursuant to the following sentence, or
(ii) to terminate this Agreement and Employee's employment hereunder. In the event that the Company elects to terminate Employee as provided in clause (ii) above, the Company shall, subject to following sentence, pay to Employee (A) within sixty (60) days after the date of such termination, all amounts of Base Salary accrued pursuant to Section 4 above prior to the date of such termination, and (B) compensation on the basis of 65% of the then current Base Salary for the first ninety (90) days of such Permanent Disability and, thereafter, compensation on the basis of 50% of the then current Base Salary through the end of the Permanent Disability period. This benefit may be provided by the Company to Employee through the purchase of a disability insurance policy that is contingent upon the insurability of Employee. Notwithstanding the foregoing, all payments hereunder shall end upon the earlier to occur of Executive's attaining the age of sixty-five (65) and the cessation of such Permanent Disability (whether as a result of recovery, rehabilitation, death or otherwise), and, thereafter, the Company shall have no further obligations to Employee under this Agreement. Additionally, if prior to the termination of the Company's obligation to make payments to Employee pursuant to this Section 6(a) Employee receives compensation for services rendered, whether as an employee or otherwise, such compensation shall reduce the payments due under this Section 6(a), dollar for dollar. Employee shall promptly inform the Company of all such compensation received by him on a monthly basis during such period.

          (b)  Death. In the event of Employee's death, the Company shall pay to
               -----
Employee's personal representative (on behalf of Employee's estate), within sixty (60) days after the Company receives written notice of such representative's appointment, all amounts of Base Salary accrued pursuant to
Section 4 above as of the date of Employee's death and any amounts payable pursuant to Section 5(c)(vi), which payment shall constitute full and complete satisfaction of the Company's obligations hereunder except for any additional payments subsequently due with respect to the exercise of options granted pursuant to Section 5. Employee's dependents shall also be entitled to any continuation of health insurance coverage rights, if any, under applicable law.

          (c)  Termination for Cause or Voluntary Termination Without Good
               -----------------------------------------------------------
Reason. The Company may in its sole discretion terminate this Agreement and
------
Employee's employment with the Company for Cause (as defined in Section 7(a) below) at any time with 30 days advance notice to Employee. If Employee's employment is terminated for Cause, or if Employee Voluntarily Terminates (as defined in Section 7(b) below) his employment with the Company without Good Reason (as defined in Section 7(c) below), the Company shall promptly pay to Employee all amounts of Base Salary accrued pursuant to Section 4 above through the date of termination (but not Bonus Compensation), whereupon the Company shall have no further obligations to Employee under this Agreement. Employee and his dependents shall also be entitled to any continuation health insurance coverage rights, if any, under applicable law. Without waiving any rights the Company or any of its affiliates may have hereunder or otherwise, the Company hereby expressly reserves its right to proceed against Employee for damages in connection with any claim or cause of action that the Company may have arising out of or related to Employee's employment hereunder. In the event the Company terminates Employee's employment for Cause or Employee voluntarily terminates his employment without Good Reason, all unvested options and other awards granted to Employee under the Stock Plan, as Bonus Compensation or otherwise shall be cancelled and forfeited by Employee.

          (d)  Termination Without Cause; Voluntary Termination With Good
               ----------------------------------------------------------
Reason. Subject to the penultimate sentence of this paragraph, the Company may
------
terminate this Agreement and Employee's employment with the Company without Cause at any time, with or without notice, for any reason or no reason (and no reason need be given). Employee may terminate this Agreement and Voluntarily Terminate his employment with the Company with Good Reason upon thirty (30) days' prior written notice to the Company, provided that the Company does not correct the circumstances giving Employee Good Reason during such thirty (30) day period. In the event Employee's employment with the Company is terminated pursuant to this Section 6(d): (i) the Company shall immediately pay to Employee in a lump sum all amounts of Base Salary for the entire length of the Term, (ii) Employee shall be relieved of his obligations under Sections 1 and 3 hereof, and
(iii) Employee shall be free to seek other employment subject to the terms of Sections 8, 9, 10 and 11 hereof. Employee and his dependents shall also be entitled to any continuation health insurance coverage rights, if any, under applicable law.

          (e)  Termination Obligations.
               -----------------------

     (i) Employee hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by Employee in the course of or incident to his employment by the Company, belongs to the Company and shall be promptly returned to the Company upon termination of the Employee's employment. The term "personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, requests for proposals, bids, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company or any of its affiliates. Following termination, Employee will not retain any written or other tangible material containing any proprietary information of the Company or any of its affiliates.

          (ii) Upon termination of the Employment Period, Employee shall be deemed to have resigned from all offices and directorships then held with the Company and each of its affiliates.

          (iii) The representations and warranties contained herein made by either Employer and Employee and Employee's obligations under Sections 6(e), 8, 9, 10 and 11 shall survive termination of the Employment Period and the expiration of this Agreement.

          (iv) If the common Closing price of the stock of Employer (or any successor to Employer) equals or exceeds 100% of the exercise price of any options granted pursuant to Section 4(b) hereof for 5 consecutive trading days after the termination of Employee's employment, any options held by Employee must be exercised within 90 days after the end of such 5 day period. Any options which are not exercised at the end of such 90 day period will be forfeited by Employee.

          (f)    Change of Control.  In the event of a Change of Control (as
                 -----------------
defined below), an amount equal to Employee's Base Salary shall be multiplied by a factor of 2 and shall be paid by Employer (or its permitted successors) in one lump-sum within 30 days after the effective date of the Change of Control. In addition, if so requested by Employee in writing at least 15 days prior to the effective date of the Change of Control, Employer (or its permitted successors) will either repurchase Employee's options within five (5) business days after the effective date of the Change of Control or will cause employee's options to be so repurchased at fair market value (as determined by Employer's regular outside accounting firm). Employer will give Employee reasonable notice of any pending Change of Control (to the extent feasible under applicable securities laws) in the event that Employee is not then employed by Employer.

     7.   Definitions.  For the purposes of this Agreement the following terms
          -----------
and phrases shall have the following meanings:

          (a)    "Business" shall mean the acquisition of internet service
                  --------
     providers in Latin America.

          (b)    "Cause".  The Company shall have "Cause" to terminate the
                  -----
     Employee's employment under this Agreement upon (a) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than any failure resulting from the Employee's incapacity due to physical or mental illness) for one hundred twenty (120) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Employee has not substantially performed his duties, or (B) the willful engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, or (C) the willful violation by the Employee of

     Sections 8, 9, 10 or 11 of this Agreement, provided that the violation results in material injury to the Company, or (D) the conviction of the Employee of a felony. For purposes of this paragraph, no act, or failure to act, by the Employee shall be considered "willful" unless done or permitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the interest of the Company. The Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of a majority of the Board of the Company at a meeting of the Board called and held for such purposes (after a reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (A), (B), (C), or (D) and specifying the particulars of the conduct in detail.

          (c)    "Change of Control" shall mean: (i) the dissolution or
                  -----------------
     liquidation of the Employer, (ii) either A) the occurrence of a merger or consolidation, B) a transaction in which the Employer becomes a subsidiary of another corporation, and in either case, in which the voting securities of the Employer which are outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of the Employer or such surviving entity immediately after such merger or consolidation, (iii) such time that Lee S. Casty and his affiliates and International Technology Investments, LC ("ITI") and its affiliates own less than one-third of the outstanding voting securities of the Employer (determined as if the option held by ITI were exercised), (iv) an acquisition by a person or entity of voting securities of the Employer entitling such person to the same voting power (or greater voting power) as held by Lee S. Casty and ITI combined (determined as if the option held by ITI were exercised); or (v) the sale of all or substantially all of the assets of the Employer.

          (d)    "Good Reason" shall mean, with respect to a Voluntary
                  -----------
     Termination, if (i) such Voluntary Termination promptly follows a permanent material reduction of Employee's duties and responsibilities or a permanent change in Employee's duties and responsibilities such that Employee's duties and responsibilities are materially inconsistent with the type of duties and responsibilities of Employee in effect immediately prior to such reduction or change, (ii) such Voluntary Termination promptly follows a material reduction in Employee's benefits if such reduction results in Employee's receiving benefits which are, in the aggregate, less than the benefits received by other comparable employees of the Company generally, (iii) the Company is in material breach of its payment obligations under this Agreement, which breach has not been cured within fifteen (15) days following the Company's receipt of written notice thereof, (iv) the Company is in violation of federal, state, or foreign law or regulation which has or could reasonably, if publicly disclosed, materially adversely affect the Company or the business reputation of the Company, unless Employee is principally responsible for such violation of law, and such violation has not been cured within sixty (60) days following the Company's receipt of written notice thereof, or (v) the Board of Directors of the Company otherwise determines that a Voluntary Termination by Employee is for "Good Reason" under the circumstances then prevailing.

          (e)    "Permanent Disability" shall have the meaning set forth in
                  --------------------
     Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          (f)    "Voluntary Termination" (including "Voluntarily Terminates")
                  ---------------------
     shall mean the termination by Employee of his employment by the Company by voluntary resignation or any other means other than death, retirement or Permanent Disability and other than simultaneous with or following termination for Cause or an event which, whether or not known to the Company at the time of such Voluntary Termination by such Executive, would constitute Cause.

     8.   Records and Confidential Data.
          -----------------------------

          (a) Employee acknowledges that, in connection with the performance of his duties during the term of this Agreement, the Company and its affiliates will make available to Employee, and/or Employee will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. Employee acknowledges and agrees that any and all Confidential Information learned or obtained by Employee during the course of his employment by the Company or otherwise (including, without limitation, information that Employee obtained through or in connection with his ownership of equity interests in, or services as a director of, the Company), whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

          (b) The Confidential Information shall be kept confidential by Employee unless disclosure is required by government regulation, subpoena or other legal process, shall not be used in any manner which is detrimental to the Company or any of its affiliates, shall not be used other than in connection with Employee's discharge of his duties hereunder, and shall be safeguarded by Employee from unauthorized disclosure.

          (c) Following the first to occur of the termination of this Agreement or Employee's termination hereunder, as soon as possible after the Company's written request, Employee shall return to the Company all written Confidential Information which has been provided to Employee and Employee shall destroy all copies of any analyses, compilations, studies or other documents prepared by Employee or for Employee's use containing or reflecting any Confidential Information. Within five (5) business days of the receipt of such request by Employee, Employee shall, upon written request of the Company, deliver to the Company a notarized document certifying that such written Confidential Information has been returned or destroyed in accordance with this Section 8(c).

          (d) For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and/or its affiliates, including, without limitation, information derived from reports, investigations, experiments, research, trade secrets, work in progress, drawing, designs, plans, proposals, requests for proposals, bids, codes, marketing and sales programs, client lists, client mailing lists, medical, psychological, academic and other records and reports, supplier lists, financial projections, cost summaries, payor information, pricing formulae, marketing studies relating to prospective business opportunities and all other concepts, ideas, materials, or information prepared for performed for or by the Company and/or any of its affiliates. For purposes of this Agreement, the Confidential Information shall not include and Employee's obligations under this Section 8 shall not extend to
(i) information which is generally available to the public, (ii) information obtained by Employee from third persons not under agreement to maintain the confidentiality of the same and (iii) information which is required to be disclosed by law or legal process (after giving the Company prior written notice thereof and an opportunity to contest such disclosure). Without in any way limiting the foregoing, "Confidential Information" also includes all information relating to any options or other awards granted to Employee, pursuant to the Stock Plan or otherwise, including the amount of any such award, the exercise price and the rate of vesting thereof.

          (e) Employee hereby acknowledges that each subsidiary and affiliate of Employer is expressly made a third party beneficiary hereto for purposes of protecting its rights and interests hereunder.

     9.   Inventions and Other Matters.
          ----------------------------

          (a) Employee agrees that all ideas, inventions, discoveries or improvements made during the period of Employee's employment with Employer, including, without limitation, new machines, devices, computer software (including source code, operating systems and specifications, data, data bases, files documentation and other materials related thereto), programs, processes, uses, apparatuses, specialized information relating in any way to or that is useful in the business or products of Employer or Employer's actual or demonstrably anticipated research or development, designs or compositions of any kind that Employee, individually or with others, may originate or develop while employed by Employer (collectively, "Inventions"), shall belong to and be the sole property of Employer and shall constitute works specially ordered or commissioned as "works made for hire" under the United States Copyright Act and other applicable law. Without limiting the foregoing, Employee hereby assigns and transfers to Employer all rights of whatever nature that Employee may have, including, without limitation, any patent, trade secret, trademark or service mark rights (and any goodwill appurtenant thereto), any rights of publicity and any right, title and interest in any copyright and any right that may affix under any copyright law now or hereinafter in force and effect in the United States of America or in any other country or countries, in and to any Invention. Employee acknowledges and agrees that Employer shall have the royalty-free right to use in its businesses, and to make and sell products, processes, programs, systems designs, methods, formulas, apparatus, techniques, and services derived from any Inventions (whether or not patentable or copyrightable), as well as all improvements thereof or know-how related thereto.

          (b) For purposes of this Agreement, an Invention shall be deemed to have been "made during the period of Employee's employment" if, during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice. Employee agrees that any patent, copyright or trade mark application filed by or for the benefit of Employee or any of his affiliates within a year after termination of Employee's employment shall be presumed to relate to an Invention made during the term of his employment and Employee shall have the burden of proof to prove otherwise.

          (c) This Section 9 shall not apply to an Invention for which no equipment, supplies, facilities or Confidential Information (as defined below) of Employer was used and that was developed entirely on Employee's own time, unless (i) the invention relates in any way to or is useful in the business or products of Employer, or Employer's actual or demonstrably anticipated research or development, or (ii) results from any work performed by Employee for or on behalf of Employer.

          (d) Employee agrees, without further consideration, to (i) promptly disclose each such Invention to Employer, to Employee's immediate supervisor and to such other individuals as Employer may direct, (ii) execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in Employer, or its designee, full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents and copyrights thereon, to the extent Employer may so choose in its sole discretion, (iii) testify in any legal proceeding relative to such Invention whenever requested to do so by Employer, and (iv) furnish all facts relating to such Inventions or the history thereof.

          (e) Employee agrees that he will not at any time, except as authorized or directed by Employer, publish or disclose any information or knowledge concerning any Inventions unless disclosure is required by government regulation, subpoena or other legal process.

     10.  Non-Competition.
          ---------------

          (a) Employer and Employee recognize that Employee has been retained to occupy a position that constitutes part of the professional, management and executive staff of Employer, whose duties will include the formulation and execution of management policy. Employee, for and in consideration of the payments, rights and benefits provided herein, agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates without Good Reason his employment with Employer, for a period of one (1) year thereafter, Employee shall not (i) work,
(ii) assist, (iii) own any interest, directly or indirectly and whether individually or as a joint venturer, partner, member, officer, director, shareholder, consultant, employee or otherwise, in or (iv) make a financial investment, whether in the form of equity or debt, in any business that is substantially competitive with the Business.

          (b) Notwithstanding the foregoing, nothing herein shall prohibit Employee from holding five percent (5%) or less of any class of voting securities of any entity whose equity securities are listed on a national securities exchange or regularly traded in the over-the-counter market and for which quotations are readily available on the National Association of Securities Dealers Automated Quotation system. In addition, after the termination of Employee's employment with Employer for any reason, nothing herein shall be deemed to prohibit Employee from working with or owning an interest in a professional services firm such as an accounting firm or law firm as long as Employee does not directly or in a supervisory capacity provide services to any business that is substantially competitive with the Business.

          (c) If Employee is terminated for Cause or voluntarily terminates employment without Good Reason, then upon the termination of Employee's employment with Employer, and for one (1) year thereafter, Employee shall immediately notify Employer of each employment or agency relationship entered into by Employee, and each corporation, proprietorship or other entity formed or used by Employee, the business of which is directly in competition with the Business. The provisions of this Section 10 shall survive termination of this Agreement for any reason.

          (d) Employee agrees that the restrictions contained in this Section 10 are reasonable as to time and geographic scope. Employee acknowledges that Employer is in direct competition with all other companies that provide services and products similar to Employer's products and services throughout the United States, Latin America and other markets in which Employer may be conducting the Business at the time Employee's employment with Employer is terminated, and because of the nature of the Business, Employee agrees that the covenants contained in this Section 10 cannot reasonably be limited to any smaller geographic area.

     11.  Non-Solicitation and Non-Interference.
          -------------------------------------

          (a) Employee acknowledges that Employer has invested substantial time and effort in assembling its present staff of personnel. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates without Good Reason his employment with Employer, for a period of one (1) year thereafter, Employee shall not either directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any of Employer's employees.

          (b) Employee acknowledges that all customers of Employer, which Employee has serviced or hereafter services during Employee's employment by Employer and all prospective customers from whom Employee has solicited or may solicit business while in the employ of Employer, shall be solely the customers of Employer. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates without Good Reason his employment with Employer, for a period of one
(1) year thereafter, Employee shall not either directly or indirectly solicit business, as to products or services competitive with the Business of Employer, from any of Employer's customers with whom Employee had contact during his employment with Employer.

          (c) Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates without Good Reason his employment with Employer, for a period of one
(1) year thereafter, Employee shall not either directly or indirectly interfere with any relationship between Employer and any of its suppliers, clients or employees. Employee agrees that during such one (1) year period, he will not influence or attempt to influence any of the customers or clients of Employer not to do business with Employer.

          (d) Employee agrees that the restrictions contained in this Section 11 are reasonable as to time and geographic scope because of the nature of the Business and Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies in the same industry as the Business compete on a nationwide basis. Employee acknowledges that Employer is in direct competition with all other companies that provide services and products similar to Employer's products and services on an outsourced basis throughout the United States, Latin America and other markets in which Employer may be conducting the Business at the time Employee's employment with Employer is terminated and, because of the nature of the Business, Employee expressly agrees that the covenants contained in this Section 11 cannot reasonably be limited to any smaller geographic area.

     12.  Employment Relationship.  The relationship between Employer and
          -----------------------
Employee is
and shall be specifically limited to an employer/employee relationship. As a result, nothing contained in this Agreement or relating to any past, present or future relationship between Employee and Employer (employment or otherwise) shall be construed as creating any partnership, joint venture, trustee/beneficiary or other type of fiduciary or business relationship between the parties.

     13.  Prior Obligations.  Employee represents and warrants that (a) Employee
          -----------------
has no obligation of confidence or other commitments to any previous employer or any others that conflict with this Agreement or restrict Employee's field of activities, and (b) no other agreement to which Employee is subject will conflict with, prevent, be breached by, interfere with or in any manner affect the terms and conditions of this Agreement.

     14.  Dedication Of Services.  Subject to the provisions of Section 3(b)
          ----------------------
hereof, Employee agrees that while employed with Employer, Employee shall devote his entire productive time, ability and attention to the business of Employer during Employer's normal business hours. Employee further agrees that during his employment by Employer, Employee will not, without Employer's prior written consent, directly or indirectly engage in any employment, consulting, or other activity which would conflict with Employee's duties and obligations to Employer.

     15.  Jurisdiction; Service of Process.  Each of the parties hereto agrees
          --------------------------------
that all any action or proceeding initiated or otherwise brought to judicial proceedings by either Employee or Employer concerning the subject matter of this Agreement shall be litigated in the United States District Court for the Southern District of Florida or, in the event such court cannot or will not exercise jurisdiction, in the state courts of the State of Florida (the "Courts"). Each of the parties hereto expressly submits to the jurisdiction and venue of the Courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to his or its address as set forth herein (subject to notice of change as set forth below) or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at his or its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him or it in any such suit, action or proceeding and
(ii) shall be taken and held to be valid personal service upon and personal delivery to him or it. Each party hereto waives any claim that the Courts are an inconvenient forum or an improper forum based on lack of venue or jurisdiction. Each party shall bear its own costs and attorneys' fees incurred in connection with any such actions or proceedings.

     16.  Injunctive Relief.  Employee acknowledge that damages would be an
          -----------------
inadequate remedy for Employee's breach of any of the provisions of Sections 8, 9, 10 and/or 11 of this Agreement, and that breach of any of such provisions will result in immeasurable and irreparable harm to Employer. Therefore, in addition to any other remedy to which Employer may be entitled by reason of Employee's breach or threatened breach of any such provision, Employer shall be entitled to seek and obtain a temporary restraining order, a preliminary and/or permanent injunction, or any other form of equitable relief from any court of competent jurisdiction restraining Employee from committing or continuing any breach of such Sections, without the necessity of posting a bond. It is further agreed that the existence of any claim or cause of action on the part of Employee against Employer, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the provisions of Sections 8, 9, 10 and/or 11 of this Agreement.

     17.  Indemnification. Employer agrees to indemnify Employee against
          ---------------
liabilities, expenses, and losses that may arise by reason of the Employee's status as an officer and to advance expenses incurred as a result of any suit, action, claim or proceeding, whether civil, criminal, investigative, or administrative, against Employee. In addition, Employer agrees to maintain in full force and effect, at its own expense, adequate insurance coverage protecting the Employee and holding the Employee harmless against liabilities, expenses, and losses arising from any suit, action, claim or proceeding, whether civil, criminal, investigative, or administrative, made or asserted against the Employee resulting from the Employee's actions in his official capacity. The provisions of this Section 17 shall survive termination of this Agreement for any reason.

     18.  Miscellaneous.
          -------------

          (a)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given (i) when made, if delivered personally,
(ii) three (3) days after being
mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) two (2) days after delivery to a reputable overnight courier service, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          To Employer:

          IFX Corporation
          200 West Adams Street
          Chicago, Illinois 60606
          Attention: President

          To Employee, to his home address as recorded in the payroll records of Employer from time to time, unless another address has been provided to Employer in writing by Employee.


          (b)  Governing Law.  This Agreement shall be governed as to its
               -------------
validity and effect by the internal laws of the State of Florida, without regard to its rules regarding conflicts of law.

          (c)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of (i) the heirs, executors and legal representatives of Employee, upon Employee's death or Permanent Disability and (ii) any successor of Employer. As used in this Agreement, "successor" shall include any person, firm, corporation or other business entity that at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly acquires a majority of the assets, business or stock of Employer.

          (d)  Integration.  This Agreement (together with any option agreement
               -----------
Employer may require Employee to execute in order to avail himself/herself of any Stock Plan benefits specifically contemplated herein and any agreement to release and hold harmless Employer executed concurrently herewith) constitutes the entire agreement between the parties with respect to all matters covered herein, including but not limited to the parties' employment relationship and Employee's entitlement to compensation, commissions and benefits from Employer or any of its affiliated companies and/or the termination of Employee's employment. This Agreement supersedes all prior oral or written understandings and agreements relating to its subject matter and all other business relationships between Employer and/or its affiliated companies.

          (e)  No Representations.  No person or entity has made or has the
               ------------------
authority to make any representations or promises on behalf of any of the parties which are inconsistent with the representations or promises contained in this Agreement, and this Agreement has not been executed in reliance on any representations or promises not set forth herein. Specifically, no promises, warranties or representations have been made by anyone on any topic or subject matter related to Employee's relationship with Employer or any of its executives or employees, including but not limited to any promises, warranties or representations regarding future employment, compensation, commissions and benefits, any entitlement to stock, stock rights, Stock Plan benefits, profits, debt and equity interests in Employer or any of its affiliated companies or regarding the termination of Employee's employment. In this regard, Employee agrees that no promises, warranties or representations shall be deemed to be made in the future unless they are set forth in writing and assigned by an authorized representative of Employer.

          (f)  Amendments.  This Agreement may be modified only by a written
               ----------
instrument executed by the parties that is designated as an amendment to this Agreement.

          (g)  Counterparts.  This Agreement is being executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h)  Severability and Non-Waiver.  Any provision of this Agreement (or
               ---------------------------
portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Employer shall be implied by Employer's forbearance or failure to take action.

          (i)  Attorneys Fees.  In the event that any action or proceeding is
               --------------
commenced by
any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, settlement, judgment, decision or other resolution of such action or proceeding, whether or not reduced to a court judgment, their costs and reasonable attorneys fees as determined by the person or body making such award, settlement, judgment, decision or resolution.

          (j)  Voluntary and Knowledgeable Act. Employee represents and warrants
               -------------------------------
that Employee has read and understands each and every provision of this Agreement and has freely and voluntarily entered into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   EMPLOYER:

                                   IFX CORPORATION


                                   By:    /s/ Joel Eidelstein
                                          -------------------
                                   Name:  Joel Eidelstein
                                   Title: President



                                   EMPLOYEE:



                                   /s/ Jose Leiman
                                   -------------------
                                   Jose Leiman